EXHIBIT 14.1


                                 ZIM CORPORATION

                CODE OF ETHICS FOR WORLD-WIDE FINANCIAL OFFICERS


ZIM's commitment to professional conduct in financial management world-wide has resulted in the Code of Ethics for World-wide Financial Officers. In addition to being bound by the provisions of ZIM's Code of Business Conduct, the CEO and the CFO, Treasurer and other senior financial officers performing similar functions who have been identified by the CEO (collectively, the "World-wide Financial Officers") are subject to the following additional specific policies (collectively referred to as the "Code of Ethics"):

1. The CEO and all World-wide Financial Officers are responsible for full, accurate, timely and understandable disclosure in the reports and documents that the Corporation files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Corporation. Accordingly, it is the responsibility of the CEO and each World-wide Financial Officer to promptly bring to the attention of the Disclosure Committee any material information of which he or she may become aware that affects the disclosures made by the Corporation in its public filings.

2. The CEO and each World-wide Financial Officer shall promptly bring to the attention of the CEO any information he or she may have concerning
         (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Corporation's ability to record, process, summarize and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's financial reporting, disclosures or internal controls.

3. The CEO and each World-wide Financial Officer shall act with honesty and integrity in the performance of his or her duties at the Corporation, shall comply with laws, rules and regulations of federal, state and local governments and other private and public regulatory agencies that affect the conduct of the Corporation's business and the Corporation's financial reporting.

4. The CEO and each World-wide Financial Officer shall promptly bring to the attention of the CEO any information he or she may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to the Corporation and the operation of its business, by the Corporation or any agent thereof, or any violation of this Code of Ethics.

5. The CEO and each World-wide Financial Officer shall avoid actual or apparent conflicts of interest between personal and business relationships, such as holding a substantial equity (1% of a public company's outstanding stock), debt, or other financial interest in any competitor, supplier or customer of the Corporation, or having a personal financial interest in any transaction involving the purchase or sale by the Corporation of any products, materials, equipment, services or property, other than through Corporation-sponsored programs. Any such actual or apparent conflicts of interest shall be brought to the attention of the CEO.

6. The Board of Directors shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of this Code of Ethics by the CEO and the Corporation's World-wide Financial Officers. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to this Code of Ethics, and may include written notices to the individual involved that the Board has determined that there has been a violation, censure by the Board, demotion or re-assignment of the individual involved, suspension with or without pay or benefits and termination of the individual's employment.

7. The CEO and each World-wide Financial Officer will respect the confidentiality of information acquired in the course of one's work and will not use the information for personal advancement.
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8.       The CEO and each World-wide Financial Officer will achieve responsible use of and control over all assets and resources employed and entrusted to them.

The Audit Committee of the Board of Directors shall consider any request for a waiver of this Code and any amendments to this Code, and all such waivers or amendments shall be disclosed promptly as required by law.